THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (II) A "PLAN" DESCRIBED IN
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"),
(III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013



No. ____                                                     $__________________

                                                             CUSIP No. _________



         Armor Holdings, Inc., a Delaware corporation, promises to pay to CEDE & CO. or registered assigns the principal sum of ________________________________ Dollars on August 15, 2013.

         Interest Payment Dates: February 15 and August 15, commencing February 15, 2004

         Record Dates:  February 1 and August 1

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                            ARMOR HOLDINGS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:



Certificate of Authentication:



Wachovia Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.





By:
   -------------------------------------
          Authorized Signatory

                              ARMOR HOLDINGS, INC.

                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013



         1. Interest. Armor Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.25% per annum from August 12, 2003 until maturity; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured at a rate of 0.5% per annum with respect to the first 90-day period following such Registration Default, increasing by an additional 0.5% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of 1.0% per annum. The Company will pay interest semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from August 12, 2003; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after the record date and on or before the Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York or Charlotte, North Carolina maintained for such purposes, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Notes under an Indenture, dated as of August 12, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the

Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which the Notes are issued provides that an unlimited aggregate principal amount of Notes may be issued thereunder.

         5. Guarantees. The Notes are general senior subordinated unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

         6. Subordination. Each Holder by accepting this Note agrees, that payment of principal, premium, if any, and interest on (or any other Obligations relating to) the Notes is subordinated in right of payment, to the extent and in the manner provided in Article Ten of the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. Each Holder by accepting this Note agrees, that any payment in respect of the Subsidiary Guarantee of each Subsidiary Guarantor is subordinated in right of payment, to the extent and in the manner provided in Article Twelve of the Indenture, to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         7. Optional Redemption. Except as described below, the Notes will not be redeemable at the Company's option prior to August 15, 2008. At any time on or after August 15, 2008, the Company may, at its option, redeem all or any portion of the Notes, subject to any restriction or other provisions relating thereto contained in any Senior Debt, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:



                Year                             Percentage
                ----                             ----------
                2008                             104.125%
                2009                             102.750%
                2010                             101.375%
                2011 and thereafter              100.000%


         Notwithstanding the foregoing, at any time and from time to time on or prior to August 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture, subject to any restriction or other provisions relating thereto contained in any Senior Debt, with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) any such redemption must occur within 60 days of the date of the closing of each such Public Equity Offering.

         8. No Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

         9. Selection and Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in integral multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided that if the Notes are listed on any securities exchange, that such method complies with the requirements of such exchange. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         10. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing, among other things, the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option to (1) prepay, repay or repurchase Senior Debt and, if (i) the Senior Debt repaid is revolving credit Indebtedness, and (ii) at the time of such Asset Sale and at the time of such repayment, the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of the Indenture, correspondingly reduce commitments with respect thereto or (2) purchase Replacement Assets or to make a capital expenditure in or that is used or useful in a Permitted Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the immediately preceding sentence shall constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an "Asset Sale Offer" to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount of the Notes purchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

         13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, and any existing default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's or any Subsidiary Guarantor's Obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets pursuant to the provisions of Section 5.01, 4.20(B) or 4.22 of the Indenture; to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the legal rights hereunder of any such Holder; to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; to comply with Sections 4.20(C) (release of Subsidiary Guarantees) and 4.22 (Additional Subsidiary Guarantors) of the Indenture; evidence and provide for the acceptance of appointment by a successor Trustee; provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof; or allow any Subsidiary of the Company or any of its Subsidiaries to execute a supplemental indenture to become a Subsidiary Guarantor or to execute a Subsidiary Guarantee with respect to the Notes.

         14. Defaults and Remedies. If an Event of Default (other than an Event of Default related to bankruptcy or insolvency of the Company, any Significant Subsidiary of the Company or any Subsidiaries of the Company that, taken together as a whole, would constitute a Significant Subsidiary) under the Indenture occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the unpaid principal of, premium, if any, accrued and unpaid interest and additional interest, if any, on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the respective Event of Default and upon any such declaration such principal, premium, if any, accrued and unpaid interest and additional interest, if any, shall become immediately due and payable; provided, however, that so long as any Obligations under any Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under such Credit Facilities or (2) five business days after receipt by the Company and the agent under such Credit Facilities of written notice of such declaration of acceleration of the Notes. If an Event of Default related to bankruptcy or insolvency of the Company, any Significant Subsidiary of the Company or any Subsidiaries of the Company that, taken together as a whole, would constitute a Significant Subsidiary occurs, all unpaid principal of, accrued interest and additional interest, if any, on the Notes then outstanding will become due and payable immediately, without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power.

         15. Trustee Dealings with Company and Subsidiary Guarantors. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         16. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         18. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, Attention:
Philip Baratelli.

                                 ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to:




--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Your Signature:
              ------------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)



Your Name:
          --------------------------------------
Date:

Signature Guarantee:
                    ----------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE





         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000):

$
 ----------------------------------------


Date:
     ------------------------------------

Signature:
          -------------------------------
(Sign exactly as your name appears on the other side of this Note)



Name:
     ---------------------------------------------------------------------------


Signature Guarantee:
                    ------------------------------------------------------------

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:


====================================================================================================================
                                                                       PRINCIPAL AMOUNT OF        SIGNATURE OF
                        AMOUNT OF DECREASE IN  AMOUNT OF INCREASE IN     THIS GLOBAL NOTE     AUTHORIZED SIGNATORY
                         PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF       FOLLOWING SUCH      OF TRUSTEE OR NOTES
   DATE OF EXCHANGE        THIS GLOBAL NOTE       THIS GLOBAL NOTE     DECREASE OR INCREASE        CUSTODIAN
====================================================================================================================





















































====================================================================================================================